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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                 INFOTOPIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           NEVADA                                            95-4685068
 (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or organization)                        Identification Number)


                           3635 BOARDMAN CANFIELD ROAD
                               CANFIELD, OH 44406
                    (Address of Principal Executive Offices)

                    SEVERANCE AGREEMENT -- GREGORY L. KOFFORD
                               LEGAL FEE AGREEMENT
                            (Full title of the plan)

                              INCORP SERVICES, INC.
                          3675 PECOS-MCLEOD, SUITE 1400
                             LAS VEGAS, NEVADA 89121
                                 (702) 866-2500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                              --------------------

                                   COPIES TO:

                             JEFFREY A. RINDE, ESQ.
                               BONDY & SCHLOSS LLP
                         60 EAST 42ND STREET, 37TH FLOOR
                            NEW YORK, NEW YORK 10165
                              PHONE: (212) 661-3535
                               FAX: (212) 972-1677

                        CALCULATION OF REGISTRATION FEE

----- -------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE         AMOUNT TO BE           OFFERING PRICE           AGGREGATE           AMOUNT OF
       REGISTERED                  REGISTERED               PER SHARE          OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

 Common Stock, par value      181,000,000 shares(l)
    $.001 per share ......                              $0.002               $362,000               $90.50(2)
 TOTAL ...................    181,000,000 shares                             $362,000               $90.50


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(1)  Represents 35,000,000 shares of Common Stock to be issued to an attorney with Bondy & Schloss, LLP as compensation for services rendered by Bondy & Schloss, LLP pursuant to a fee agreement, and a combination of 38,000,000 shares and 108,000,000 shares underlying options being granted to a consultant.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of March 25, 2002.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement in Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

       This Registration Statement on Form S-8 (the "Registration Statement") of Infotopia, Inc., a Nevada corporation, (the "Registrant") covers 181,000,000 shares of the Registrant's common stock, par value $.001 per share ("Common Stock").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Registrant with the Commission are incorporated herein by reference:

        (a)(i) The Registrant's Annual Report on Form 10-KSB filed on March 23, 2001 and as amended on June 12, 2001 and October 2, 2001.

           (ii)  The Registrant's Registration of Securities pursuant to
                 Section 12(g) of the Securities Exchange Act of 1934 dated December 10, 1998.

        (b)(i) Current Reports on Form 8-K or 8-K/A filed on February 23, 2001, July 27, 2001, January 14, 2002, and January 13, 2002.

        (b)(ii) Quarterly Report on Form 10-QSB filed on May 8, 2001 for the quarter ended March 31, 2001 as amended on May 24, 2001, August 14, 2001, October 2 and November 20, 2001.

        (b)(iii) Quarterly Report on Form 10-QSB filed on August 14, 2001 for the quarter ended June 30, 2001 as amended on August 16, 2001, August 22, 2001, October 2, 2001 and November 2, 2001.

        (b)(iv) Quarterly Report on Form 10-QSB filed on November 19, 2001 for the quarter ended September 30, 2001, as amended on November 20, 2001.

        (c) The description of securities contained in the Registrant's Registration of Securities pursuant to Section 12(g) of the Act dated December 10, 1998.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

       Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

       Bondy & Schloss, LLP serves as general counsel to the Registrant and is the beneficial owner of 35,000,000 shares of the Registrant's Common Stock, including 35,000,000 shares of common stock being registered herewith.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  *4.1    Specimen Common Stock Certificate
 **5.1    Opinion of Bondy & Schloss LLP as to the legality of the
          securities being offered.
 **5.2    Consent of Merdinger, Fruchter, Rosen and Corso, P.C.,
          Certified Public Accountants.
**23      Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
**24      Powers of Attorney.
**99.1    Legal Fee Agreement between the Registrant and Bondy &
          Schloss, LLP dated March 25, 2002.
**99.2    Form of Severance Agreement between the Registrant and Gregory L.
          Kofford.

--------------

 * Filed with the Company's Registration Statement No. 333-49642, filed November 9, 2000.

** Filed herewith.

ITEM 9. UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canfield, Ohio the 27 day of March, 2002.

                                        INFOTOPIA, INC.

                                        By:      /s/ DANIEL HOYNG
                                        -----------------------------------
                                                   Daniel Hoyng,
                                         Chairman, Chief Executive Officer
                                                   and Director

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of March, 2002.

                   SIGNATURE                                                    TITLE
                   ---------                                                    -----

                /s/ DANIEL HOYNG                             Chief Executive Officer, Chairman and Director
 ----------------------------------------------
                  Daniel Hoyng

               /s/ ERNEST ZAVORAL                                         President, Director
-----------------------------------------------
                 Ernest Zavoral

              /s/ CLINTON SMITH                                                Director
-----------------------------------------------
                Clinton Smith

             /s/ MAREK LOZOWICKI                                Vice President, Secretary and Treasurer
-----------------------------------------------
               Marek Lozowicki